UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2003 (October 2, 2003)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	333-37185	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

National HealthCare Corporation announced today that a facility operated by its subsidiary, NHC HealthCare/Nashville, LLC, suffered fire and smoke damage on September 25th, resulting in the death of eight of its 117 patients. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

Number	Exhibit
99	Press release dated October 2, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: October 2, 2003

Exhibit 99

For Release: Oct. 2, 2003

Contact: Gerald Coggin, VP of Corporate Relations

Phone: (615) 890-9100

NHC's subsidiary facility damaged by fire

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE: NHC) announced today that a facility operated by its subsidiary, NHC HealthCare/Nashville, LLC, suffered fire and smoke damage on Sept. 25, resulting in the death of eight of its 117 patients. There may be additional loss of life. Patients were transferred to Nashville hospitals and an undetermined number of patients, but less than 25, are still hospitalized. The cause of the fire is currently under investigation and NHC is fully cooperating with authorities.

"Our thoughts and prayers are extended to the patients and their families affected by this tragedy," NHC President Andy Adams said. "We also want to thank all the firefighters and health care workers who risked their lives to rescue elderly patients during the fire. Although we are grieving deeply for the lives lost, we are very proud of our NHC HealthCare/Nashville, LLC employees. They showed true courage on Sept. 25 and continue to work 24/7 to make sure that our displaced patients' needs are being met. I would personally like to thank the community of Nashville for reaching out to help our patients, especially Baptist, Vanderbilt, and St. Thomas Hospitals, and Centennial Medical Center."

National Health Foundation, a charitable organization, has set up a fire relief fund. The company has made a donation to start the fund. The fund will be available to patients, family members and staff at NHC HealthCare/Nashville. For more information call (615) 327-3011.

This incident is covered under a professional and general liability policy issued by an NHC wholly owned liability insurance company. Under the terms of the policy, NHC HealthCare/Nashville, LLC and its parent NHC, collectively, have coverage of $1,000,000 per occurrence and $3,000,000 in the aggregate per location and excess coverage of $7,500,000 which is attributable to all of NHC's operated centers. There can be no assurance that claims will not exceed these limits. NHC HealthCare/Nashville, LLC and NHC's potential liability from this incident or the ability to satisfy such liability cannot be established at this time.

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NHC page 2

The cost of repairing the facility is fully covered under NHC HealthCare/Nashville, LLC's third party insurance company property and casualty policy. This policy includes business interruption insurance.

NHC and its subsidiaries provide services to 78 long-term health care centers with 9,584 beds. NHC also operates 32 homecare programs, seven independent living centers and assisted living centers at 21 locations. NHC's other services include managed care specialty medical units, Alzheimer's units and a rehabilitation services company. For additional information, including Form 10-Q quarterly report, Form 10-K annual report and press releases, visit our web site at www.nhccare.com.

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q, and 10-K, and include, among others, the following: ongoing health problems or additional deaths from the incident, results from investigations, assertions of claims, results of litigation, availability of insurance and assets for indemnification, and other factors referenced or incorporated by reference in the S.E.C. filings. The risks included here are not exhaustive. All forward-looking statements represent NHC's judgment as of the date of this release. - 30 -